Exhibit 10.6

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (hereinafter referred to as the “Agreement”) was signed by the following parties in Shanghai, the People’s Republic of China (hereinafter referred to as the “China”) on February 24, 2021:

Zha Songcheng (the “Pledger”)

ID No.: [REDACTED]

Shanghai Hamao Commerce Consult Co. Co., Ltd. (the “Pledgee”)

Registered address: Floor 1, Building 1, No. 251 Yaohua Road, China (Shanghai) Pilot Free Trade Zone.

Legal representative: Chen Xiaodong

Zhengzhou Habai Network Technology Co., Ltd. (the “Company”)

Registered address: No. 1403, Building 8, District C, Shenglong International, Daxue Road, Erqi District, Zhengzhou, Henan Province, China.

Legal representative: Zha Songcheng.

In this Agreement, the above Pledger, the Pledgee and the Company are individually referred to as the “Party” and collectively referred to as the “Parties”.

In view of the fact that,

(1) The Pledger is a Chinese citizen. On the day of signing this Agreement, the Pledger legally holds 100% equity of the Company (representing the RMB 100,000,000 of the registered capital of the Company, hereafter referred to the “Company Equity”). The contribution amount and equity percentage in the registered capital of the Company are shown in Appendix I of the Agreement.

(2) According to the provisions of the Exclusive Call Option Agreement signed by the Pledger, the Pledgee and the Company on February 24, 2021 (hereinafter referred to as the “Exclusive Call Option Agreement”), the Pledger shall transfer all or part of its equity in the Company to the Pledgee and/or any other entity or individual designated by it under the conditions permitted by Chinese Laws and at the request of the Pledgee. In addition, the Company shall transfer all or part of the assets of the Company to the Pledgee and/or any other entity or individual designated by it under the conditions permitted by Chinese Laws and at the request of the Pledgee.

(3) According to the provisions of the Power of Attorney Agreement  (hereinafter referred to as the “Power of Attorney Agreement”) signed by the Pledger, the Pledgee and the Company on February 24, 2021, the Pledger has fully entrusted the Pledgee to represent the Pledger to exercise all the voting rights it enjoys as a shareholder of the Company.

(4) According to the provisions of the Exclusive Business Cooperation Agreement (hereinafter referred to as the “Cooperation Agreement”) signed by the Pledgee and the Company on February 24, 2021, the Pledgee agrees to use its technology, personnel and information advantages to provide the Company with exclusive technical support, consulting and other services related to the main business, and the Company agrees to accept various services provided by the Pledgee.

(5) As the performance of contractual obligations (as defined in the following text) by the Pledger and the Company, and the guarantee to the liquidation of the guaranteed debt (as defined in the following text), the Pledger agrees to pledge all of the Company Equity held by it to the Pledgee, and gives the Pledgee the relative first claim, and the Company agrees to such equity pledge arrangements.

Therefore, the Parties reach the following agreement after negotiation:

Article 1: Definition

1.1 Unless otherwise explained based on the context, the following words in this Agreement shall have the following meanings:

“Contractual Obligations”: refers to all the contractual obligations of the Pledger under the Exclusive Call Option Agreement, Power of Attorney Agreement and this Agreement, as well as the contractual obligations of the Company under the Transaction Agreements and this Agreement.

“Guaranteed Debt”: refers to all the direct, indirect and derivative losses and loss of expected benefits suffered by the Pledgee as a result of any breach of contract by the Pledger and/or the Company. The amount of such losses is determined by the Pledgee based on its absolute discretion, and the Pledger will be fully bound by it. “Guaranteed Debt” also includes all expenses incurred by the Pledgee to force the Pledger and/or the Company to perform its Contractual Obligations.

“Transaction Agreements”: refers to Exclusive Call Option Agreement, Power of Attorney Agreement and the Cooperation Agreement.

“Event of Default”: means (1) The Pledger’s breach of any Contractual Obligations under the Transaction Agreements or this Agreement; (2) The Company’s breach of any Contractual Obligations under the Transaction Agreements or this Agreement; (3) Any statement or guarantee made by the pledger and/or the Company in any Transaction Agreement or this Agreement is substantially misleading or incorrect, or such statement or guarantee violates any promise made by it in any Transaction Agreement or this Agreement; (4) The successor or custodian of the Company or the Pledger refuses to perform or fails to fully perform the Transaction Agreement or this Agreement.

“Pledged Property”: refers to all the equity of the Company legally owned by the pledger when this Agreement comes into effect and pledged to the pledgee as the guarantee for the performance of Contractual Obligations and the repayment of Guaranteed Debts in accordance with the provisions of this Agreement. See Annex I to this Agreement for details; and the increased capital contribution as described in Article 2.4 and Article 2.5 of this Agreement, and all dividends, other cash income and all non-cash income arising from the equity of the Company held by the Pledger.

“Chinese Laws”: means the laws, administrative regulations, administrative rules, local regulations, local rules, legislative interpretations, judicial interpretations and other binding normative documents of the People’s Republic of China that are effective at that time.

“Equity Pledge”: has the meaning given in Article 2.2 of this Agreement.

“The Right of the Party”: has the meaning given in Article 13.7 of this Agreement.

1.2 The invocation of any of the Chinese Laws in this Agreement shall be deemed as:

(1) The invocation shall also include the invocation of the amendments, changes, additions and re-enactments of these Chinese Laws, regardless of the effective time before or after the conclusion of this Agreement; and

(2) The invocation shall also include the invocation of other decisions, notices and regulations made in accordance with its provisions or effective due to them.

1.2 Unless otherwise stated in the context of this Agreement, the terms, clauses, items, and paragraphs in this Agreement refer to the corresponding content in this Agreement.

Article 2: Equity Pledge

2.1 The Pledgers hereby agree to pledge Pledged Property, which could be legally owned and disposed by the Pledgers to the Pledgee in accordance with the provisions of this Agreement, as a guarantee for their Contractual Obligations (including but not limited to the payment of all service fees by the Company to the Pledgee under the Cooperation Agreement);

2.2 The Pledger and the Company shall record the equity pledge arrangement under this Agreement (hereinafter referred to as the “Equity Pledge”) on the Pledger’s capital contribution certificate and the Company’s shareholder register on the day this Agreement takes effect, provide that record certificate for the Pledgee in a form that is satisfactory to the Pledgee, complete the registration in relation to Equity Pledge to applicable branch of the State Administration for Market Regulation within twenty (20) working days from the effective date of this Agreement,  and offer the Pledgee the original copy of the shareholder register containing the Equity Pledge and the original registration documents in relation to Equity Pledge issued by applicable branch of the State Administration for Market Regulation (including but not limited to the Decision of Approving the Registration of Equity Pledge). The Pledgee will keep these documents during the Pledge Period stipulated in this Agreement.

2.3 The pledge shall become effective after registration with the applicable branch of the State Administration for Market Regulation in accordance with Article 2.2 of this Agreement. The Pledge Period shall begin on the date of registration with the applicable branch of the State Administration for Market Regulation and end on the earlier of the following dates: (a) The date on which the unpaid Guaranteed Debt has been fully paid off or is repaid by other applicable methods; or (b) The date on which the Pledgee exercises the pledge in accordance with the terms and conditions of this Agreement in order to fully realize its rights to the Guaranteed Debt and Pledged Property; or (c) The date when the Pledger completes the equity transfer to another party (individual or legal entity) in accordance with the Exclusive Call Option Agreement and no longer holds any equity of the Company(the “Pledge Period”).

2.4 Only when the Pledgee has issued an express written consent in advance, can the Pledger increase the capital of the Company. The amount of capital contributed by the Pledger to the Company’s registered capital due to the increase in the Company’s capital is also a type of Pledge Property. Within a reasonable period after the changes of the Company’s equity (including but not limited to capital increase), the Company shall, and the Pledger shall urge the Company to record the changed Equity Pledge on the capital contribution certificate of the Pledger and the shareholder register of the Company. The Pledger and the Company shall immediately sign a supplementary equity pledge agreement or a new equity pledge agreement with the Pledgee regarding the aforementioned Equity Pledge, urge the board of directors and/or general meeting of the Company (if applicable) to approve the supplementary equity pledge agreement or the new equity pledge agreement, submit to the Pledgee all the documents required to supplement or sign the equity pledge agreement, and within 30 days after such changes, complete the registration of the change of Equity Pledge by the applicable branch of the State Administration for Market Regulation and provide the Pledgee with the original registration documents related to the Equity Pledge issued by applicable branch of the State Administration for Market Regulation (including but not limited to the Decision of Approving the Registration of Equity Pledge). The Pledgee will keep these documents during the Pledge Period stipulated in this Agreement.

2.5 Any and all dividends or other bonuses (if any) arising from equity during the Pledge Period shall belong to the Pledgee. In the event that the Guaranteed Debt has not been paid off or the Pledgee’s prior written consent has not been given, the Pledger shall not receive dividends or bonuses for the equity of the Company, and any dividends or bonuses received by the Pledger in respect of the equity of the Company held by it shall belong to the Pledgee.

2.6 If it is known or discovered that a breach of contract has occurred or is likely to occur, the Pledger shall immediately notify the Pledgee in writing. Due to the restriction of the provisions of Article 4.6, the Pledgee shall have the right to dispose of any Pledged Property of the Pledgee in accordance with the provisions of this Agreement after the occurrence of the breach of contract.

2.7 During the validity period of this Agreement, for any decrease in the value of the Pledged Property, the Pledgee does not need to bear any responsibility, and the Pledger also has no right to recourse in any form or make any demands against the Pledgee. Without violating the foregoing provisions of this paragraph, if there is any possibility that the value of the Pledged Property will be significantly reduced, which may endanger the rights of the Pledgee, the Pledgee may auction or sell the Pledged Property on behalf of the Pledger at any time, sign an agreement with the Pledger to use the proceeds from the auction or sale to pay off the Guaranteed Debt in advance or to deposit with the notary office where the Pledgee is located(any expenses incurred thereby shall be borne by the Pledgee). In addition, upon the request of the Pledgee, the Pledger should provide other property as a guarantee for the Guaranteed Debt.

Article 3: Releasing the Equity Pledge

After the Pledger and the Company have fully and completely fulfilled all Contractual Obligations and paid off all Guaranteed Debt, the Pledgee shall release the Equity Pledge under this Agreement at the request of the Pledger, cooperate with the Pledger in handling the cancellation of the registration of Equity Pledge in the shareholder register of the Company. In addition, the reasonable expenses incurred by the cancellation of the registration of the Equity Pledge shall be borne by the Pledgee.

Article 4: Disposition of the Pledged Property

4.1 The Pledger and the Pledgee hereby agree that, in the event of any breach of contract, after giving written notice to the breaching Pledger, the Pledgee has the right to exercise all its rights and powers for remedies according to Chinese Laws, the Transaction Agreements and the terms of this Agreement, including but not limited to auction or sale of Pledged Property for priority compensation. The Pledger shall provide necessary assistance. The Pledgee is not responsible for any loss caused by its reasonable exercise of such rights and powers.

4.2 The Pledgee has the right to appoint his lawyer or other agent in writing to exercise any and all of the above rights and powers, and the Pledger shall not raise any objections to this.

4.3 All reasonable expenses incurred by the Pledgee in exercising any or all of the above rights and powers shall be borne by the Pledgee.

4.4 The income obtained by the Pledgee from exercising its rights and powers shall be processed in the following order:

First, pay all expenses incurred by disposing of the Pledged Property and all expenses incurred by exercising of rights and powers by the Pledgee (including expenses paid to lawyers and agents);

Second, pay taxes due to the disposal of Pledged Property;

Third, repay the Guaranteed Debt to the Pledgee.

If there is a balance after deducting the above amount, the Pledgee shall return the balance to the Pledger or other persons who have rights to the income in accordance with relevant laws and regulations, or deposit it with the notary office where the Pledgee is located (any expenses incurred hereby shall be borne by the Pledgee).

4.5 The Pledgee has the right to choose how it should exercise the pledge and any other right of remedies due to breach of contract that it enjoys, either in full or in part. Before exercising the right to auction or sell the Pledged Property under this Agreement, the Pledgee does not need to exercise other rights of remedies in advance. The exercise of the pledge right and any other remedies for breach of contract will neither affect the effectiveness of the remaining pledge right, nor affect the effectiveness of any other right of remedies due to breach of contract enjoyed by the Pledgee.

4.6 The Pledgee has the right to choose the method of disposing of the Pledged Property, either in full or in part.

4.7 For payments resulting from valuation, or the income generated due to the auction or sale of all or part of the Pledged Property in accordance with legal procedures, the Pledgee has the right to receive compensation first until the unpaid Guaranteed Debt or other monetary debts payable of the Pledger and/or the investor have been fully paid, repaid or otherwise settled.

4.8 The Pledger shall not prevent the Pledgee from disposing of the pledge in accordance with this Agreement, and shall provide necessary assistance to enable the Pledgee to realize its pledge right.

Article 5: Cost and Expense

Unless otherwise agreed in this Agreement, all actual expenses from each Party related to the establishment of Equity Pledge under this Agreement, including (but not limited to) stamp duty, any other taxes and all legal expenses, shall be borne by the Party itself.

Article 6: No Waiver

The Pledgee’s waiver or relinquishment of any breach of contract by the Pledger, or the Pledgee’s delay in exercising any of its rights under the Transaction Agreements and this Agreement will not affect the Pledgee’s rights, under the relevant Chinese Laws and Transaction Agreements, to enforce the Pledger to strictly comply with the Transaction Agreements and this Agreement and the right due to the subsequent breach of the Transaction Agreements and/or this Agreement.

Article 7: Statement and Guarantee

The Pledger and the Company hereby jointly and severally make a statement and guarantee to the Pledgee as follows:

(1) The Pledger is a Chinese citizen who has full capacity for civil rights and civil conduct to sign, deliver and perform this Agreement, and independently undertake legal responsibility. The Company is a limited liability legally established and validly existing in accordance with Chinese Laws, which has complete and independent legal status and legal capacity, and has obtained appropriate authorization to sign, deliver and perform this Agreement, and can independently act as a party to the litigation subject.

(2) It has the full power and authorization to sign and deliver this Agreement and all other documents that it will sign related to the transactions described in this Agreement, and has the full power and authorization to complete the transactions described in this Agreement.

(3) All reports, documents and information about the Pledger and the Company and all matters required by this Agreement provided by it for the Pledgee before the Agreement comes into effect are true and correct in all substantive aspects when this Agreement comes into force.

(4) All reports, documents and information about the Pledger and the Company and all matters required by this Agreement provided by it for the Pledgee after the Agreement comes into effect are true and valid in all substantive aspects at the time of their provision.

(5) When this Agreement comes into effect, the Pledger is the sole legal owner of the Pledged Property held by it. There is no dispute about the ownership of the Pledged Property existing or likely to occur known by the Pledger. The Pledger has the right to dispose of any or all Pledged Property held by it.

(6) Except for the security rights established on the Pledged Property due to this Agreement, the rights established under the Transaction Agreements, and the Equity Pledge that has been disclosed to the Pledgee, there are no other guaranteed rights or interests of third parties on the Pledged Property.

(7) The Pledged Property can be pledged and transferred in accordance with the law, and the Pledger has full rights and powers to pledge his Pledged Property to the Pledgee in accordance with the provisions of this Agreement.

(8) After properly signed, this Agreement constitutes a legal, effective and binding obligation for it.

(9) The signing and performance of this Agreement, and any consent, permission, waiver, authorization of the third party required for the Equity Pledge under this Agreement, or the approval, permission, exemption from any government agency other than those mentioned in Article 2.2, or registration or filing procedures with any government agency (if required by law) has been obtained or processed, and will be fully effective within the validity period of this Agreement.

(10) There is no violation or conflict between the execution and performance of the Agreement by the Pledger and the Company and all applicable laws, any agreement, constitution or other organizational document to which it is a party or is binding on its assets, any court judgment, any arbitration agency ruling, or any decision of any administrative agency.

(11) The Equity Pledge under this Agreement constitutes the first-order security interest of the Pledged Property.

(12) All taxes and fees payable due to the acquisition of Pledged Property have been paid in full by the Pledger.

(13) There is no court or arbitration tribunal against the Pledger or the Company, or their respective properties, or the Pledged Property held by the Pledger, pending or, to the knowledge of the Pledger and the Company, threatened actions, proceedings or demands. Meanwhile, there is no pending or, to the knowledge of the Pledger and the Company, threatened actions, proceedings or demands by any governmental or administrative authority against the Pledger or the Company, or their respective properties, or the Pledged Property held by the Pledger. No material or adverse impact arising from the matter above on the economic conditions of the Pledger or the Company or its ability to perform its obligations and guarantee obligations under this Agreement would occur.

(14) There are no significant security rights or other encumbrances to the assets owned by the Company that may affect the rights and interests of the Pledgee in the Pledged Property (including but not limited to the transfer of any intellectual property right or any asset of the Company, or any property rights or rights of use attached to such assets).

(15) The Pledger hereby guarantee to the Pledgee that the above statement and guarantee will be true and correct and will be fully observed under any circumstance at any time before the Contractual Obligations are fully fulfilled or the Guaranteed Debts are fully paid off.

Article 8: Pledger and Company Commitment

The Pledger and the Company hereby severally rather than jointly make the following commitment to the Pledger:

(1) Without the written consent of the Pledgee ahead, the Pledger is not allowed to establish or allow to establish any new pledge or any other guarantee property on the Pledged Property it holds, or carry out any negotiation or sign any agreement or make any arrangement for such purpose. The wholly or partially established pledge or any other guarantee right on the Pledged Property without obtaining the prior written consent of the Pledgee will be invalid.

(2) Without notifying the Pledgee in advance and obtaining its clear written, the Pledger is not allowed to transfer or dispose the Pledged Property it holds in any format, or carry out any negotiation or sign any agreement or make any arrangement for such purpose. All such behaviors of the Pledger shall be deemed invalid. The amount obtained by the Pledger in transferring or disposing the Pledged Property it holds shall be used for repaying the Guarantee Debt to the Pledgee or withdrawing to the third party agreed by the Pledgee in advance.

(3) If any legal lawsuit, arbitration or other request has already occurred or will probably occur as it is known by the Pledger and/or Company, which will probably have an adverse impact on the interest of the Pledger or Pledgee under the Transaction Agreements or this Agreement, the Pledger and/or the Company promises to notify the Pledgee in writing timely and take all necessary measures to guarantee the pledge rights of the Pledgee to the Pledged Property upon the reasonable request of the Pledgee.

(4) Neither the Pledger nor the Company shall carry out or allow any behavior or action that will probably have an adverse impact on the interest of the Pledgee under the Transaction Agreements or this Agreement or the Pledged Property it holds. Without obtaining the clear written consent from the Pledgee, neither the Pledger nor the Company shall engage in any behavior or no behavior that will have constitute any major impact on the company asset, business and responsibility or affect the validity and enforcement of the Agreement.

(5) Upon the reasonable request of the Pledgee, the Pledger guarantees to take all necessary measures and sign(and urge all stakeholders to sign, if applicable) all necessary documents(including but not limited to the supplementary agreement of this Agreement), raise all necessary or property accusation or give necessary defense to all compensations, so as to guarantee the pledged right of the Pledgee to the Pledged Property, as well as the exercise and realization of the rights.

(6) In case of any transfer of the Pledged Property caused because of exercising the pledge right under the Agreement, the Pledger and the Company promise to take all measures to realize the transfer.

(7) Unless otherwise required by the Pledgee, it is allowed to always legally register the Pledged Property it holds and guarantees the right to pledge the Pledged Property.

(8) The Pledger and the Company do not allow to sell, transfer, pledge or dispose the company assets in any format or set any guarantee right on the company asset without obtaining the prior written consent of the Pledgee.

(9) The Company shall finish the registration procedure of the business term prolonging within three (3) months before its business term expires, so as to maintain the continuity of the validity of the Agreement.

(10) The Pledger agrees that all rights obtained by the Pledgee to the Pledged Property based on the Agreement shall not be interrupted or damaged by the Pledger, or the successor of the Pledger, or the authorized person of the Pledger or any other person through the legal procedure.

(11) The Pledger and the Company promise to the Pledgee that the Pledger and Company will follow and perform all guarantees, commitments, terms, statements and conditions under this Agreement. If the Pledger and/or the Company fail/fails to perform or completely perform its guarantees, commitments, terms, statements and conditions, the Pledger and the Company shall severally rather than jointly compensate the Pledgee for all losses suffered accordingly.

(12) If the Pledged Property under this Agreement suffers from any mandatory measures from the court or other governmental authority for any reason, the Pledger shall try its best, including but not limited to providing other guarantees or taking other measures for the court to relieve the mandatory measures taken by the court or other departments to the Pledged Property it holds.

(13) It is required to observe and implement all relevant laws and regulations concerning the pledge, and send the notice, command or suggestion to the Pledgee within five(5) working days after receiving the notice, command or suggestion related to the pledge issued or published by the governing authority, and take actions as the reasonable instruction of the Pledgee.

Article 9: Force Majeure

9.1 “Force Majeure” refers to any unforeseeable events(or unable to be avoided property despite of being foreseeable) that will hinder the performance of the Agreement and exceed the reasonably controlled scope of any Party, including but not limited to governmental behaviors, natural disasters, fire disasters, explosives, typhoons, floods, earthquakes, tides, thunders, and wars, but excluding any fund shortage.

9.2 If any Party fails to fully or partially perform the Agreement because of the Force Majeure, the affected Party shall be exempted from assuming the responsibilities under the Agreement under Force Majeure, unless it is otherwise stipulated by the Chinese Laws.

9.3 If one Party is unable to perform the Agreement because of the Force Majeure, it shall notify the other Party about the non-performance and the reasons after the occurrence of the Force Majeure, so as to minimize the loss suffered by the other Party to the greatest extent. In addition, within the reasonable time after issuing the Force Majeure notice, the affected Party shall provide the legal certificate issued by the public authority (or other proper organization) of the Force Majeure place to prove the existence of the Force Majeure.

9.4 The Party suffering from Force Majeure can suspend performance of the obligations under this Agreement until the disturbance caused by the Force Majeure is fully resolved. However, the Party shall make every effort to eliminate any obstacles caused by the Force Majeure in order to minimize its negative effects and losses.

Article 10: Situation Change

As a supplementary, and avoid conflicting with the Transaction Agreements and other provisions of the Agreement, if the Pledgee holds the view that maintaining the validity of the Agreement and/or disposing the Pledged Property by the means stipulated by the Agreement becomes illegal or goes against the laws, regulations or rules because of the issuance or modification of any Chinese Laws, or modification to the interpretation of the laws, regulations or rules, or modification of the relevant registration procedures, the Pledger and the Company shall take any action, and/or sign any agreement or other documents upon the reasonable request of the Pledgee, to:

(1)  Maintain the validity of the Agreement;

(2)  Facilitate to dispose the Pledged Property in the means stipulated by the Agreement; and/or

(3)  Maintain or realize the establishment intention or established guarantee of the Agreement.

Article 11: Effectiveness and Term of the Agreement

11.1 The Agreement shall become effective after being properly signed/sealed by various Parties.

11.2 The Equity Pledge established under this Agreement is a continuous guarantee. Its validity shall be extended until all contract obligations are fulfilled or the Guaranteed Debts are completely liquidated.

11.3 After the termination of the Agreement, the Pledgee shall return the original shareholder register stating the Equity Pledge and the original OIC registration certificate (including but not limited to the Decision on Approving the Equity Pledge Registration it holds according to the Agreement within three (3) working days to the Pledger, and actively assist the Pledger in transacting the pledge cancellation procedure. Despite of other provisions of the Agreement, the validity of Article 11.3 of this Agreement shall not be affected by the suspension or termination of the Agreement.

Article 12: Notice

12.1 Any notice, request, requirement and other correspondence required by the Agreement or made according to the Agreement shall be delivered to the Party in writing.

12.2 If the above-mentioned notice or other correspondence is sent by fax or telegram, it shall be deemed to have been delivered in sending. If it is sent personally, it shall be deemed to have been delivered in meeting. If it is sent through mail, it shall be deemed to have been delivered five (5) days after sending.

Article 13: Miscellaneous

13.1 Without the need of obtaining the consent from the Pledger, after notifying the Pledger, the Pledgee can transfer its rights and/or obligations under the Agreement to any third party. However, without obtaining the prior written consent from the Pledgee, the Pledger is not allowed to present or transfer its rights, obligations or responsibilities under the Agreement to any third party. The successor or licensed assignee (if any) of the Pledger must continue to perform the obligations of the Pledger under the Agreement. The Agreement is effective to every successor and assignee of the Pledgee. If the Pledgee transfers its rights or obligations under the Transaction Agreements at any time to any third party, the assignee shall enjoy all rights and obligations of the Pledgee under this Agreement, and the Pledger and the Company shall sign a new pledge agreement with the same content with this Agreement with the assignee upon the request of the Pledgee and perform the necessary pledge change registration procedure(including but not limited to signing the relevant documents), so as to guarantee the continuity of the pledge.

13.2 The amount the Pledgee holds in performing the pledge right to the Pledged Property according to the provisions of the Agreement shall be the final evidence of the Guaranteed Debt under the Agreement.

13.3 The Agreement is in Chinese, and it can be signed in one copy or several duplicated copies. Each duplicated copy shall be deemed as the original copy, but all duplicated copies shall jointly constitute one and same agreement. As to the effectiveness of the Agreement, the signature in fax and email shall constitute the original copy.

13.4 The conclusion, effectiveness, performance, modification, explanation and termination of the Agreement is subject to the Chinese Laws.

13.5 Any dispute generated by signing the Agreement or related to the Agreement (hereafter named as the “Dispute” for short) shall be solved by various Parties through friendly negotiation. It is required to notify timely the other Party regarding the Dispute and explain the nature of the Dispute. If the Dispute is unable to be solved by negotiation within sixty (60) days after notifying the Dispute, any Party can submit the Dispute to the People’s Court of the signing place for lawsuits. In dispute solving period, various Parties shall continue to perform the rest articles of the Agreement except the Dispute. As a property preservation or enforcement measure, if requested by the Dispute Party, the court with jurisdiction shall make a judgment or decision to provide temporary remedies for the Dispute Party in the proper conditions allowed by the law, such as the detaining or freezing of the property or Company’s equity of the defaulting Party. In addition to the Chinese court, Hong Kong court, Caymans Court and Bermuda Court shall also be considered to have jurisdiction for the purpose of the Article.

13.6 No right, power or remedy of each Party by any provision of the Agreement shall eliminate the rest right, power or remedy according to the law and other provisions under the Agreement, and the exercise of one Party to its right, power or remedy shall not eliminate the exercise of other rights, powers or remedies it enjoys.

13.7 The non-performance or postponing performance of one party to the due right, power or remedy according to this Agreement (hereafter named as the “Right of the Party”) will not result in the waive of the Party to the corresponding right. In addition, any single or partial waive of any right shall not eliminate the exercise of the Party to the right in other formats or the exercise of the rest Rights of the Party.

13.8 The headlines of each Article in the Agreement are only set for index. In none conditions, the headline could be used or affect the explanation of the corresponding Article.

13.9 Each Article of this Agreement can be separated and independent to the rest Articles. If any or several Articles of the Agreement become invalid, illegal or unable to be performed at any time, the effectiveness, legality and performance of the rest Articles of the Agreement will not be affected.

13.10 This Agreement constitutes the complete and sole agreement reached by various Parties to the theme of the Agreement. Once signed, it will replace any written or oral agreement, contract, understanding and correspondence reached by the various Parties on the same theme ahead of time. On the date of signing this Agreement, the Equity Pledge Agreement signed by various Parties on November 8, 2018 shall be terminated and replaced by the Agreement immediately. Any modification and supplementary to the Agreement shall be made in writing. Except for the condition that the Pledgee transfers its rights under the Agreement according to the provisions in Article 13.1, the modification and supplementary of the Agreement shall become effective after being properly signed by various Parties.

13.11 Subject to the provisions in Article 13.1, the Agreement has the binding force to the legal successors and licensed assignees of various Parties.

13.12 Various Parties acknowledge and confirm that the existence of the Agreement, the terms of the Agreement, as well as any oral or written information exchanged between the Parties in preparing or performing the Agreement shall be considered as confidential information. No Party is allowed to disclose any confidential information to any third party without the written consent of other Parties, except for the following conditions: (a) information in the public field(not caused by the arbitrary disclosure of any Party); (b) information required to be disclosed by any applicable laws or regulations, rules of any Securities Exchange, or governmental authorities or courts with jurisdiction; or (c) information to be disclosed to the law or finance consultants of various Parties for the transaction of the Agreement, under the premise that the law or finance consultants observe the similar confidentiality obligations under Article 13.12. The disclosure of any confidential information by personnel or institutions hired by each Party shall be regarded as the disclosure of such confidential information by the Parties, and each Party shall bear responsibility accordingly for breach of this Agreement. The relevant undertaking of confidential information stipulated in Article 13.13 of this Agreement shall continue to be valid after the termination or expiration of this Agreement.

[No text below]

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below parties on the date and at the place stipulated at the beginning of the Agreement.

Pledger: Zha Songcheng

Signature:	/s/Zha Songcheng

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below parties on the date and at the place stipulated at the beginning of the Agreement.

Company: Zhengzhou Habai Network Technology Co., Ltd. (seal)

Signature:	/s/Zha Songcheng
Name:	Zha Songcheng
Position:	Legal Representative

[Signing Page]

This is to certify that the Equity Interest Pledge Agreement is signed by the below parties on the date and at the place stipulated at the beginning of the Agreement.

Pledgee: Shanghai Hamao Commerce Consult Co., Ltd. (seal)

Signature:	/s/Chen Xiaodong
Name:	Chen Xiaodong
Position:	Legal Representative

Annex I :

Basic Condition of the Company

Company name: Zhengzhou Habai Network Technology Co., Ltd.

Registered address: Room 1403, Building 8, Zone C, Shenglong International, Daxue Road, Erqi District, Zhengzhou City, Henan Province, China

Registered capital: RMB 100,000,000

Legal representative: Zha Songcheng

Equity structure/Pledged Property details: as shown below

Shareholder name	Contribution(RMB)	Shareholding proportion
Zha Songcheng	100,000,000	100%